EXHIBIT 10(f)

                              HOTELVIEW CORPORATION
                     A Subsidiary of Visual Data Corporation
            1600 SOUTH DIXIE HIGHWAY, SUITE 3A, BOCA RATON, FL 33432
                     TEL: (407)367-8505 O FAX: (407)367-7606

                             TRAVEL AGENCY AGREEMENT

THIS AGREEMENT commences on the "Effective Date" and sets forth the terms and conditions between HOTELVIEW CORPORATION (the "Company") and Travel Agency (as defined below):

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Travel Agency Name (the "Travel Agency")

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Contact Name                                          Title

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Address (the "Location")                                                 County

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City                                    State             Zipcode        Country

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Phone(    )                     Ext.                      Fax(    )      ARC#
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                              TERMS AND CONDITIONS

1. SERVICE OF THE COMPANY. The Company shall provide the following to the Travel Agency:
        a. One (1) non-exclusive, personal, non-assignable License for the HotelView Library ("Library"), as set forth more fully in the Licensing Agreement, a copy of which is provided with the Library, which license shall include the right to make copies on video tape only of any of the Vignette(s) for use solely by a Travel Agency's clients, which copies shall bear the following copyright notice: (C) 1995,1996 HotelView Corporation

        b. One (1) ("Hardware Package") comprised of a Compact Disc Interactive Player -- and Color TV/VCR unit, if required -- which at all times shall remain the property of the Company.

        c. One (1) complete HotelView Library ("Library") contained on compact discs.

        d.     Periodic Library updates provided on additional compact discs.
        e. Marketing brochures, blank tapes, mailers, supporting documents and professional folders.

        f. Incentive payments due the Travel Agency, from the Company, will be paid within 30 days of the completion of the calendar quarter ("Quarterly Period").

2.      RESPONSIBILITIES OF THE TRAVEL AGENCY.

        a. For each License granted to the Travel Agency, the Travel Agency shall book an average of at least $400.00 per month of:

               i. Rooms in Hotels contained in the Library, which shall be booked through any reservation system; and/or

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               ii. tours, utilizing the Company's forms to be sent to the
               Company for credit, based on a Quarterly Period. The Company shall evaluate the Travel Agency for each Quarterly Period to determine the average monthly booking of the hotel rooms by the Travel Agency. To the extent that the Travel Agency does not book hotel rooms totaling $1,200 in any given Quarterly Period, the Company, in its sole discretion can remove the Hardware Package and the Library from the Travel Agency and terminate this Agreement and License.

        b. The Travel Agency agrees to disclose and release all information to the Company on a monthly basis, in connection with the reservations of hotel rooms, in order that the Company may properly credit the Travel Agency's account, which information shall be kept confidential.

        c. Travel Agency agrees to maintain adequate insurance on the Hardware Package and show the Company as a Loss Payee on the insurance policy as well as provide proof of such insurance to the Company on request.

3. TERM. The Term of this Agreement is for one (1) year as of the Effective Date and shall automatically be renewed for one (1) year periods, unless terminated by either party upon 30 days prior written notice.

4. ACKNOWLEDGMENTS BY TRAVEL AGENCY. The Travel Agency acknowledges that during the term of this Contract:

        a. The Company is the owner of all rights, title and interest in and to the Hardware Package, License and Library;

        b. The Travel Agency shall not sell or otherwise encumber the Hardware Package, License and Library;

        c. The Travel Agency shall keep the Hardware Package in good working order and visible to the Travel Agency's clients, and to make copies of the videos when required on Company supplied blank VHS tapes;

        d. Upon conclusion or termination of the Agreement, Travel Agency agrees to return the Hardware Package, the Library and all other property of the Company to the Company's address below at Company's expense.

5. ASSIGNMENT. This Agreement and the rights granted hereunder may not be assigned in whole or in part by the Travel Agency without the prior written consent of the Company. The Company may assign this Agreement and the rights granted hereunder to any third party.

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THE PARTIES ACKNOWLEDGE THAT EACH HAS READ ALL OF THE TERMS OF THIS AGREEMENT
AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

For the                                     Accepted by HOTELVIEW CORPORATION:
Travel Agent:___________________            1600 South Dixie Highway, Suite 3A
         (Name of Travel Agency)            Boca Raton, FL 33432

By:___________________________              By:_________________________________

Name:________________________               Name:_______________________________

Title: _________________________            Title:______________________________

Date:_________________________              Date("Effective Date"):_____________

HOTELVIEW USE ONLY:

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Contract No.:      CDI Series No.:    VCR/TV Serial No.:    Library Serial No.:

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